UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2021

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5707 Southwest Parkway, Building 1, Suite 275 Austin, Texas	78735
(Address of principal executive offices)	(Zip Code)
(737)
281-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company	☐

Digital Realty Trust, L.P.:	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.: ☐
Digital Realty Trust, L.P.: ☐

Introductory Note
Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” “the company” or “Digital Realty” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P., our “operating partnership.”
Item 1.01. Entry into a Material Definitive Agreement.
On July 15, 2021, Digital Intrepid Holding B.V., an indirect wholly owned holding and finance subsidiary of the operating partnership through which the Interxion business is held, issued and sold CHF275 million aggregate principal amount of 0.20% Guaranteed Notes due 2026 (the “2026 Notes”) and CHF270 million aggregate principal amount of 0.55% Guaranteed Notes due 2029 (the “2029 Notes” and together with the 2026 Notes, the “Swiss Franc Notes”). The Swiss Franc Notes are senior unsecured obligations of Digital Intrepid Holding B.V. and are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and the operating partnership. The Swiss Franc Notes were sold outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) and in Switzerland pursuant to a public offering made in reliance on an exemption from the obligation to publish a prospectus approved by a Swiss review body pursuant to article 51(2) of the Swiss Financial Services Act and article 60 of the Swiss Financial Services Ordinance. The Swiss Franc Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to United States persons (within the meaning of Regulation S under the Securities Act) absent registration or an applicable exemption from the registration requirements.
The terms of the Swiss Franc Notes are governed by terms and conditions, dated as of July 13, 2021 (the “Conditions”), a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference. Each of the 2026 Notes and 2029 Notes are evidenced by permanent global certificates, copies of which are attached hereto as Exhibit 4.2 and Exhibit 4.3, respectively, and incorporated herein by reference. The Conditions contain various restrictive covenants, including limitations on our ability to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. The descriptions of the Conditions, the Swiss Franc Notes and the guarantees in this report are summaries and are qualified in their entirety by the terms of the Conditions and the forms of the Swiss Franc Notes.
Net proceeds from the offering of the Swiss Franc Notes were approximately CHF542.3 million after deducting the managers’ commissions and certain offering expenses. We intend to allocate an amount equal to the net proceeds from the offering of the Swiss Franc Notes to finance or refinance, in whole or in part, recently completed or future green building, energy and resource efficiency and renewable energy projects, including the development and redevelopment of such projects (collectively, “Eligible Green Projects”). Pending the allocation of the net proceeds of the Swiss Franc Notes to Eligible Green Projects, all or a portion of an amount equal to the net proceeds from the Swiss Franc Notes may be used to temporarily repay borrowings outstanding under the operating partnership’s global revolving credit facilities, acquire additional properties or businesses, fund development opportunities, and to provide for working capital and other general corporate purposes, including potentially for the repayment of other debt, or the redemption, repurchase, repayment or retirement of outstanding equity or debt securities, or a combination of the foregoing.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance
Sheet Arrangement of a Registrant.
On July 15, 2021, Digital Intrepid Holding B.V., an indirect wholly owned holding and finance subsidiary of the operating partnership through which the Interxion business is held, issued and sold CHF275 million aggregate principal amount of 2026 Notes and CHF270 million aggregate principal amount of 2029 Notes. The purchase price paid by the initial purchasers for the 2026 Notes was 100.192% of the principal amount thereof and for the 2029 Notes was 100.022% of the principal amount thereof. The 2026 Notes bear interest at the rate of 0.20% per annum and will mature on December 15, 2026, and the 2029 Notes bear interest at the rate of 0.55% per annum and will mature on April 16, 2029. Interest on the 2026 Notes is payable on December 15 of each year beginning on December 15, 2021 and interest on the 2029 Notes is payable on April 1
6
 of each year beginning on April 1
6
, 2022. The Swiss Franc Notes are senior unsecured obligations of Digital Intrepid Holding B.V. and rank equally in right of payment with all of Digital Intrepid Holding B.V.’s other existing and future senior unsecured and unsubordinated indebtedness. Digital Intrepid Holding B.V.’s obligations under the Swiss Franc Notes are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and the operating partnership.
The Swiss Franc Notes are generally not redeemable at the option of Digital Intrepid Holding B.V., except as set out below.
Digital Intrepid Holding B.V. may redeem any series of Swiss Franc Notes, in whole, but not in part, on or after the date that is three months prior to the maturity date thereof, or September 15, 2026 in the case of the 2026 Notes and January 16, 2029 in the case of the 2029 Notes, at a price equal to 100% of the principal amount of such series of Swiss Franc Notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
Additionally, at any time following the issue date and prior to the maturity date, Digital Intrepid Holding B.V. may also redeem any series of Swiss Franc Notes in whole, but not in part, at a price equal to 100% of the principal amount of such series of Swiss Franc Notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date if 75% percent or more of the aggregate principal amount of such series of Swiss Franc Notes have been redeemed or purchased and cancelled at the time of such notice.
All payments of principal and interest on the Swiss Franc Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or a political subdivision or taxing authority thereof or therein having power to tax, unless the withholding of such tax, assessment or governmental charge is required by law or the official interpretation or administration thereof. In the event such withholding or deduction of taxes is required by law, then, subject to certain exceptions, Digital Intrepid Holding B.V. will pay such “additional amounts” necessary so that the net payment of the principal of and interest on the Swiss Franc Notes to a holder who is not a United States person for United States federal income tax purposes, including additional amounts, after the withholding or deduction, will not be less than the amount provided in such Swiss Franc Notes to be then due and payable.
If, due to certain changes in tax law, Digital Intrepid Holding B.V. has or will become obligated to pay additional amounts on the Swiss Franc Notes or if there is a substantial probability that Digital Intrepid Holding B.V. will become obligated to pay additional amounts on the Swiss Franc Notes, then Digital Intrepid Holding B.V. may, on giving not less than 15 days’ nor more than 45 days’ notice, at its option, redeem the Swiss Franc Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Swiss Franc Notes to be redeemed, together with interest accrued and unpaid, if any, to, but excluding, the redemption date.
Certain events are considered events of default, which may result in the accelerated maturity of the Swiss Franc Notes, including:

•	a default for 30 days in payment of any installment of interest under the Swiss Franc Notes;

•	a default in the payment of the principal amount or redemption price due with respect to the Swiss Franc Notes, when the same becomes due and payable;

•
Digital Intrepid Holding B.V.’s, Digital Realty Trust, Inc.’s, or the operating partnership’s failure to comply with any of their respective other agreements in the Swiss Franc Notes or the Conditions upon receipt by Digital Intrepid Holding B.V., Digital Realty Trust, Inc., or the operating partnership of notice of such default from the noteholders’ representative or from holders of not less than 25% in aggregate principal amount of the Swiss Franc Notes then outstanding and Digital Intrepid Holding B.V.’s, Digital Realty Trust, Inc.’s, or the operating partnership’s failure to cure (or obtain a waiver of) such default within 90 days after receipt of such notice;

•
failure to pay any indebtedness (other than
non-recourse
indebtedness) that is (a) of Digital Intrepid Holding B.V., Digital Realty Trust, Inc., the operating partnership, any subsidiary in which the operating partnership has invested at least $125,000,000 in capital, which we refer to as a Significant Subsidiary, or any entity in which the operating partnership is the general partner, and (b) in an outstanding principal amount in excess of $125,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness (other than non-recourse
indebtedness) is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to Digital Intrepid Holding B.V. from the noteholders’ representative (or to Digital Intrepid Holding B.V. and the noteholders’ representative from holders of at least 25% in principal amount of the outstanding Swiss Franc Notes); or

•
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Digital Intrepid Holding B.V., Digital Realty Trust, Inc., the operating partnership or any Significant Subsidiary or any substantial part of their respective property.

Item 7.01. Regulation FD Disclosure.
On July 15, 2021, Digital Realty issued a press release announcing the closing of the Swiss Franc Notes described under Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form
8-K.
The information included in this Current Report on Form
8-K
under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the company or the operating partnership under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Terms and Conditions dated as of July 13, 2021.

4.2	Form of the 2026 Notes.

4.3	Form of the 2029 Notes.

99.1	Press Release of Digital Realty dated July 15, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: July 15, 2021

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Executive Vice President, General Counsel and Secretary